EXHIBIT 10.4

EMPLOYMENT AGREEMENT

Party A (Employer)

Name: Qingdao Sheng Yuan Dairy Co., Ltd. Beijing Representative Office

Address: Room 2903, Tower A, No 39, East 3rd Ring Road, Chaoyang District, Beijing

Party B (Employee):

Name: Weiguo Zhang Sex: Male

ID Number:

Party A:

Name: Qingdao Sheng Yuan Dairy Co., Ltd. Beijing Representative Office

Legal Representative (or Person in Charge): Liang Zhang

Company address: Room 2903, Tower A, No 39, East 3rd Ring Road, Chaoyang District, Beijing

Party B:

Name: Weiguo Zhang

Nationality: U.S.

Number of ID (or other proof of ID):

Domicile:

Post Code:

Place of Residence Registration:             Street (Town)             District (County)             Province (Municipality)

Adhering to the principle of voluntariness and equality and in accordance with the Labor Law of the People’s Republic of China and related regulations currently in effect, Party A and Party B hereby enter into this Agreement for joint observance upon mutual agreement through consultation.

I. Term of Employment Agreement

Article 1

Fixed-term contract: The term of this Agreement shall commence on January 1, 2007 and expire on December 31, 2008. Among which,             days shall be the probationary period expiring on             .

Article 2

Contract that sets the completion of a specific task as the term to end the contract: The term of this Agreement shall commerce on             and expire upon completion of             .

II. Job Description

Article 3

Party A employs Party B on President position (type of work) as needed by its work.

Article 4

Party B shall accept Party A’s work arrangement and meet the requirement for quantity and quality set forth for his completion of the task on the position. The task and responsibility of the specific position (type of work) is as follows: As set out in Post Description, Work Task (Plan) and Performance Evaluation Form.

Article 5

If, as verified by Party A in its appraisal conducted pursuant to its criteria, Party B is incompetent for the position (type of work), Party A may change Party B’s position (type of work). In the event of any change in the operation during the performance of this Agreement, Party B’s position (type of work) may also be changed upon mutual agreement of the Parties through consultation.

III. Remuneration

Article 6

Party A shall, pursuant to the requirements of the state and in light of its actual condition, independently formulate its own post salary distribution system and determine the form and standard of salary payment to Party B.

Article 7

Party B shall provide normal labor service to Party A within the statutory working hours and Party A shall, prior to the     day of each month, pay Party B salary, which shall be US$ 50,000 per year before tax, in the form of currency.

Article 8

If Party A practices piecework wage system, the matters relating to salary shall be handled pursuant to Party A’s wage system, subject to the requirements of the state and the municipality regarding minimum salary.

Article 9

During the performance of this Agreement, Party A may adjust Party B’s remuneration appropriately, depending on Party A’s operating condition and Party B’s performance.

IV. Insurance and Benefits

Article 10

Party A shall make social insurance contribution for Party B pursuant to the regulations of the state and the municipality and the social insurance contribution payable by Party B shall be withheld and paid by Party A on behalf of Party B.

Article 11

If Party B suffers from an illness or non-work-related injury, the matters relating to medical benefits and sick pay shall be handled in accordance with the regulations of the state and the municipality.

Article 12

If Party B suffers from an occupational disease or work-related injury, Party A shall, in accordance with the regulations of the state, provinces and municipality, ensure Party B’s receipt of medical treatment and arrange a disability assessment and the matters relating to the salary and insurance benefit shall be handled pursuant to the regulations of the state and the municipality.

Article 13

If Party B deceases for illness or for work-related or non-work-related reason during the term of this Agreement, the treatment under such circumstance shall be determined pursuant to the regulations of the state and the municipality.

Article 14

The benefits to which a female employee is entitled in her pregnancy, confinement or nursing period shall be determined pursuant to the regulations of the state, provinces and municipality.

Article 15

Other insurance benefits to which Party B is entitled shall be determined pursuant to the regulations of the state, province and municipality.

V Amendment, Discontinuance, Rescission and Termination of the Employment

Agreement and Economic Compensation

Article 16

This Agreement shall be amended appropriately if there is any change in the laws, regulations or policies pursuant to which this Agreement is entered into.

Article 17

In the event of a major change in the objective circumstances pursuant to which this Agreement is entered into, which rendered this Agreement incapable of being performed, this Agreement may be appropriately amended upon mutual agreement of the Parties through consultation. The Parties shall enter into an amendment agreement as an appendix to this Agreement.

The Parties may make any amendment they deem necessary to this Agreement upon mutual agreement of them. The Parties shall enter into an amendment agreement as an appendix to this Agreement.

Article 18

This Agreement may be rescinded upon mutual agreement by Party A and Party B. If the rescission of this Agreement is proposed by Party A, Party A shall pay economic compensation to Party B pursuant to the regulations of the state and the municipality.

Article 19

Party A may rescind this Agreement at any time without a thirty (30) days prior written notice to Party B if Party B falls under any of the following circumstances:

(1)	It is proved, during the probationary period, that Party B has failed to meet employment requirements;

(2)	Party B has seriously violated labor discipline or the rules and regulations of Party A;

(3)	Party B has committed serious dereliction of his duties or graft, causing serious losses to Party A;

(4)	Party B has divulged any of trade secrets of Party A, causing losses to Party A;

(5)	Party B undergoes re-education through labor or is held criminally liable in accordance with law; or

(6)	Other circumstances set forth by laws and regulations.

Article 20

The Parties may discontinue their performance of this Agreement under any of the following circumstances:

(1)	The Parties have reached mutual agreement;

(2)	Any restriction is imposed by the public security, national security or judicial authorities on the personal liberty of Party B due to Party B’s suspected unlawful activity or criminal offense;

(3)	Any event of force majeure occurs; or

(4)	Other circumstances set forth by laws and regulations.

If the condition for performing this Agreement remain in place after the end of the circumstance that causes discontinued performance, this Agreement shall continue to be performed.

Article 21

In any of the following circumstances, Party A may terminate this Agreement with a thirty (30) days prior written notice to Party B and shall pay economic compensation to Party B pursuant to the regulations of the state and the municipality:

(1)	After undergoing a period of medical treatment, Party B with an illness or non-work-related injury is unable to perform his original work duties or another job rearranged by Party A or, no longer satisfies the regulations of the state or the municipality concerning eligibility for certain industry or post, as a result of which Party A is incapable of assigning other post;

(2)	Party B is not competent for his position and remains so even after training or changing his position;

(3)	A major change in the objective circumstances pursuant to which this Agreement was entered into has rendered this Agreement incapable of being performed and Party A and Party B fail to reach agreement on amendment to this Agreement; or

(4)	Other circumstances set forth by laws and regulations.

Article 22

If Party A is in a period of statutory reorganization due to its imminent bankruptcy or encounters major difficulties in its operations, it shall inform the trade union or all workers of the situation thirty (30) days in advance, hear the opinions of the trade union or all workers, and report to the labor and social security authority before rescinding the Agreement; provided that Party A shall pay economic compensation to Party B pursuant to the regulations of the state and the municipality.

Article 23

If Party A is dismantled, dissolved or declared bankrupt, this Agreement shall be rescinded automatically, in which case Party A shall pay economic compensation to Party B pursuant to the regulations of the state and the municipality.

Article 24

Party A may not rescind this Agreement in accordance with the provisions of Article 21 and 22 hereof in any of the following circumstances:

(1)	Party B suffers from an occupational disease or has sustained work-related injury and has been determined to be disabled;

(2)	Party B suffers from an illness or non-work-related injury and the proscribed time period of medical treatment has not expired;

(3)	Party B, in case of a female employee, is in her pregnancy, confinement or nursing period;

(4)	Party B has been working for the employer for 10 or more consecutive years and is less than 5 years away from the statutory age for his retirement;

(5)	Party B is a demobilized serviceman or a retired serviceman transferred to civilian work and has worked for less than three years after retiring from the service;

(6)	Party B is a worker converted from a farmer due to requisition of land for construction and has worked for less than three years after beginning his first job;

(7)	Party B is in the compulsory military service period;

(8)	The collective negotiating representative of the workers has held the position of the representative for less than 5 years within the term of the employment agreement; or

(9)	Other circumstances set forth by laws and regulations.

In the event of expiry of this Agreement in the circumstances described in clauses (2) and (3) of this Article 24, the term of this Agreement shall be extended until the expiry of the period of medical treatment or the nursing period.

Article 25

Party B may rescind this Agreement by giving thirty (30) days’ prior written notice to Party A.

Article 26

Party B may notify Party A at any time to rescind the Agreement without prior notice in any of the following circumstances:

(1)	Party B is in the probationary period;

(2)	Party A has coerced Party B to work by violence, threat or illegal restriction on Party B’s personal liberty;

(3)	Party A fails to pay remuneration or provide working conditions in accordance with the terms of this Agreement; or

(4)	Party A fails to pay social insurance contribution for the worker in accordance with law.

In the event of rescission of this Agreement in the circumstances described in clause (1) of this Article 26, Party A will not pay economic compensation to Party B.

Article 27

Party B may not rescind this Agreement in any of the following circumstances:

(1)	The result of training received by Party B, the expenses for which are borne by Party A, fails to meet the requirements of the Training Agreement, or Party B has not completed its service term set forth in this Agreement;

(2)	This Agreement is being performed and the production and operational needs really necessitate Party B’s continued service; or

(3)	Party B acts as key technical and operational person in an uncompleted major task of Party A or under an uncompleted contract signed by Party B.

Article 28

This Agreement shall terminate in any of the following circumstances:

(1)	The term of this Agreement expires;

(2)	Party B retires, resigns or deceases;

(3)	Party A’s subject qualification is vacated in accordance with law; or

(4)	Other circumstances set forth by laws and regulations.

Article 29

After rescission or termination of this Agreement by the Parties, Party A shall handle the formalities for transfer of social insurance and file for Party B.

VI. Labor Protection and Working Conditions

Article 30

Party A must provide Party B with labor safety and sanitary conditions consistent with the requirements of the state and the municipality and necessary labor protection articles.

Article 31

Party A must establish and perfect labor safety and sanitation system and procedures for safe operation and production and educate Party B on labor security and sanitation.

Article 32

Party A must take special labor protection measures for female employees and underage workers pursuant to the regulations of the state and the municipality.

Article 33

The Parties shall strictly comply with the industrial accident and occupational disease reporting system adopted by the state and the municipality. Party B must strictly comply with the procedures for safe operation in the course of production (work).

VII. Working Hours, Break and Vacations

Article 34

Party A will arrange Party B to work under the working hours system described in clause (3) below:

(1)	Standard working hours system, under which Party B will work a maximum of eight hours a day and on average a maximum of forty hours a week.

(2)	The working hours system of comprehensive calculation, under which Party B’s daily and weekly working hours on average shall not exceed the statutory working hours.

(3)	Flexible working hours system, under which the working hours, break and vacation of Party B shall be agreed upon by the Parties through consultation, subject to ensured completion of Party A’s work assignments

The practice of the working hours system described in clause (2) or (3) above shall be subject to approval by the labor and social security administrative authority of the municipality..

Article 35

Party A shall have the right to reasonably adjust or arrange the rest days of Party B, as needed by work.

Article 36

In case of extension of working hours or working on holidays under any of the following circumstances, Article 34 shall not apply:

(1)	There is a need for taking urgent measures as a result of occurrence of natural disasters or accidents or for other reasons that threaten people’s life and health or the security of state property;

(2)	There is a need for timely rush-repair of production equipment, transportation routes or public facilities that fail and as a result affect production and public interests;

(3)	Rush-repair and maintenance of equipment have to be conducted on statutory or public holidays;

(4)	Work can not be discontinued on statutory or public holidays; or

(5)	Other circumstances set forth by laws and regulations.

Article 37

Party A shall ensure Party B’s right to rest pursuant to the regulations of the state and the municipality and during the term of this Agreement, Party B shall be entitled to statutory holidays and matrimonial leave, bereavement leave and other paid leaves as set forth by the state and the municipality.

VIII. Labor Discipline

Article 38

Party A shall, in accordance with the labor laws, regulations, rules and relevant policies of the state and in light of its actual condition, formulate and perfect rules, regulations and labor disciplines.

Party B shall strictly comply with the rules and regulations and labor discipline of Party A, observe the operation procedures and work rules, submit to the management of Party A and treat as confidential the trade secret of Party A, take good care of Party A’s property and adhere to professional ethics and actively participate in the training programs organized by Party A in order to improve his performance.

Article 39

Party B shall comply with all rules and regulations set forth by Party A.

Article 40

If Party B breaches any of the rules and regulations and labor discipline of Party A, Party A may, pursuant to its rules and regulations, take appropriate measures ranging from criticism for education purpose or administrative disciplinary punishment to dismissal or rescission of this Agreement, depending on actual circumstance.

IX. Liability for Breach of Contract

Article 41

This Agreement shall be strictly complied with by the Parties upon its conclusion. In the event of breach of this Agreement, the breaching Party shall bear the liability for breach by paying the other Party liquidated damages calculated by multiplying the duration of default (month) by 10% of the average salary income of the non-breaching Party in the six months prior to the rescission of this Agreement. If the breaching Party causes any economic losses to the other Party, the breaching Party shall, according to the consequences and extent of liability, compensate the other Party therefor.

Article 42

The Parties shall enter into a training agreement as a appendix hereto in respect of the training received by Party B, the expenses for which is born by Party A, clarifying the term of service after the training and liability for breach. If Party B does not perform the training agreement without reason, Party B shall pay the training expenses to Party A pursuant to the agreement and in case there is no such agreement, one-fifth of the training expenses shall be exempted for each year of Party B’s performance after the training.

Article 43

The Parties shall enter into ad hoc agreement as appendix hereto in respect of such matters as duration of the period in which Party A’s trade secret shall be kept confidential and liability for breach. In the event of breach by Party B of trade secret agreement, Party B shall bear liability for breach and compensate Party A for the actual economic losses incurred by Party A as a result of such breach and the liability for damages in connection with the breach shall be determined pursuant to the agreement between the Parties.

Article 44

If Party B unilaterally leaves office in violation of this Agreement, which causes economic loss to Party A, and the liquidated damages paid by Party B is insufficient to recover the actual loss incurred by Party A, Party B shall bear the liability for damages by compensating Party A for the actual amount of loss.

X. Labor Dispute Resolution

Article 45

If any dispute arises in connection with any breach by a Party of this Agreement, either Party may apply to Party A’s labor dispute mediation committee for mediation. If the mediation comes to no avail, the Parties shall, within sixty days of the occurrence of the dispute, apply for arbitration to the labor dispute arbitration committee where Party A is located. Either Party disagreeing with the arbitration award may, within fifteen days of its receipt of the arbitration award, institute an action with the people’s court where Party A is located.

Article 46

This Agreement shall be filled out in fountain pen or roller pen. If altered unilaterally or signed by a person not duly authorized, this Agreement shall be void and null.

Article 47

This Agreement is executed in two counterparts which are of the same force and effect, with each Party holding one counterpart. This Agreement shall take effect on the date on which the Parties affix their signatures thereto.

Other matters to be agreed upon by the Parties

None.

Party A	Party B (signature or seal)

Legal representative

(Authorized proxy) (signature or seal)

Date: January 1, 2007	Date: January 1, 2007